Exhibit 10.8

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT, dated as of October 24, 2014 (as it may from time to time be amended and including all schedules referenced herein, this “Agreement”), is entered into by and between Hydra Industries Acquisition Corp., a Delaware corporation (the “Company”), and each of the purchasers that are signatories hereto (each, a “Purchaser” and collectively, the “Purchasers”).

The Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (each, a “Share” and collectively, the “Shares”), one right (each, a “Right”) and one warrant. Each Right entitles the holder thereof to receive one-tenth (1/10) of one Share upon the Company’s completion of a Business Combination. Each warrant entitles the holder to purchase one-half of one Share at an exercise price of $5.75 per half Share. The Purchasers have agreed to purchase an aggregate of 7,500,000 warrants (or up to 8,100,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Placement Warrants”), allocated among the Purchasers as set forth in Schedule A hereto, each Placement Warrant entitling the holder to purchase one-half of one Share at an exercise price of $5.75 per half Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Placement Warrants.

A. Authorization of the Placement Warrants. The Company has duly authorized the issuance and sale of the Placement Warrants to the Purchasers.

B. Purchase and Sale of the Placement Warrants.

(i) On the date that is one business day prior to the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Placement Warrants at a price of $0.50 per warrant for an aggregate purchase price of $3,750,000 (the “Purchase Price”), allocated among the Purchasers as set forth in Schedule A hereto, which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Purchasers of the Purchase Price by wire transfer of immediately available funds to the Company, the Company shall deliver certificates evidencing the Placement Warrants duly registered in the Purchasers’ names to the Purchasers.

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(ii) On the date that is one business day prior to the date of the consummation of the closing of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “Over-allotment Closing Date”, and together with the Closing Date, the “Closing Dates”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, in an amount proportionate to the percentage exercised of the over-allotment option, the Placement Warrants at a price of $0.50 per warrant for an aggregate purchase price of up to $300,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”), allocated among the Purchasers as set forth in Schedule A hereto, which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Over-allotment Closing Date, upon the payment by the Purchasers of the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, the Company shall deliver certificates evidencing the Placement Warrants duly registered in the Purchasers’ names to the Purchasers.

C. Terms of the Placement Warrants.

(i) Each Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(ii) At the time of the closing of the Public Offering, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Placement Warrants and the Shares underlying the Placement Warrants.

Section 2. Representations and Warranties of the Company.  As a material inducement to the Purchasers to enter into this Agreement and purchase the Placement Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Placement Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

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(ii) The execution and delivery by the Company of this Agreement and the Placement Warrants, the issuance and sale of the Placement Warrants, the issuance of the Shares of common stock upon exercise of the Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation of the Company or the By Laws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Placement Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchasers will have good title to the Placement Warrants and the Shares issuable upon exercise of such Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement and issue and sell the Placement Warrants to the Purchasers, each of the Purchasers hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Dates conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

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C. Investment Representations.

(i) The Purchaser is acquiring the Placement Warrants and, upon exercise of the Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof; provided, however, that A. Lorne Weil has granted an option to Jeffrey S. Lipkin to acquire up to 450,000 Placement Warrants (or up to 517,500 Placement Warrants if the over-allotment option in connection with the Public Offering is exercised in full) at a price of $0.50 per Placement Warrant from the consummation of the Company’s Business Combination until 90 days after the consummation of the Company’s Business Combination.

 (ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

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  (viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

Section 4. Conditions of the Purchasers’ Obligations. The obligations of the Purchasers to purchase and pay for the Placement Warrants are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchasers.

E. Public Offering.

(i) With respect to the Closing Date, the Company shall have consummated the Public Offering.

(ii) With respect to the Over-allotment Closing Date, the Company shall have consummated the over-allotment option in connection with the Public Offering, without regard to the extent to which the over-allotment option is exercised.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

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A. Representations and Warranties. The representations and warranties of each of the Purchasers contained in Section 3 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. Each of the Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before the Closing Dates.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Termination. This Agreement may be terminated at any time after March 31, 2015 upon the election by either the Company or any Purchasers entitled to purchase at least 40% of the Placement Warrants upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Dates.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company plans to file with the Securities and Exchange Commission, under the Securities Act.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

F. Amendments. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

HYDRA INDUSTRIES ACQUISITION CORP.

By:	/s/Martin E. Schloss
Name: Martin E. Schloss
Title: Executive Vice President

PURCHASERS:

/s/A. Lorne Weil
A. Lorne Weil

/s/Martin E. Schloss
Martin E. Schloss

MIHI LLC

By:	/s/Duncan Murdoch
Name: Duncan Murdoch
Title: Vice President

By:	/s/Drew Reid
Name: Drew Reid
Title: Authorized Signatory

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SCHEDULE A

Purchaser	Closing Date Purchase Price	Closing Date Placement Warrants	Over-allotment Closing Date Purchase Price	Over-allotment Closing Date Placement Warrants
A. Lorne Weil	$2,100,000.00	4,200,000	$2,280,000.00	4,560,000
MIHI LLC	$1,500,000.00	3,000,000	$1,620,000.00	3,240,000
Martin E. Schloss	$150,000.00	300,000	$150,000.00	300,000
Total	$3,750,000.00	7,500,000	$4,050,000.00	8,100,000

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